2013 Corporate Presentation

Safe Harbor Statement Safe Harbor statement under the Private Securities Litigation Reform Act of 1995 Statements in this presentation looking forward in time involve risks and uncertainties, including the risks associated with the effect of changing economic conditions, trends in the markets, the effect and possibility of a spinoff, the successful monetization of the patent, variations in the company's cash flow, competition, celebrity programs, business development efforts, technology availability and cost of materials and other risk factors . Factors that could cause actual results to differ materially are discussed in the Company's most recent filings with the Securities and Exchange Commission . May 22, 2013 ©Paid, Inc. 2013 - All rights reserved. 2

About Paid, Inc. (PAYD) • PAID began in 1999 as an online sports memorabilia auction company. • PAID also developed a person - to - person auction platform, AuctionInc . • In 2002, the Company was focused on auction management tools to help sellers expedite the process of selling online. • In 2005 PAID launched its proprietary fan club and eCommerce platform, PCMS. • In 2008, the Company received it’s first patent. • During the last 5 years the Company has been expanding its platform into entertainment and charitable organizations. May 22, 2013 ©Paid, Inc. 2013 - All rights reserved. 3

Summary of Services • Custom Web Design & Development • Web Site Management & Hosting • Merchandising ; Tour, Retail and Online • E - Commerce • Social Media Marketing • Customer Capture & Database Management • Inventory Management • Pick , Pack & Ship Fulfillment • Customer Service • Live Concert & Event VIP Fan Experiences May 22, 2013 ©Paid, Inc. 2013 - All rights reserved. 4 VIP Fan Experience Website Design Merchandising Widgets

1. Completing the separation of the intellectual property (IP) and celebrity services businesses ; 2. Identifying how to grow the celebrity services business to generate operating cash and consistent profitability without diluting shareholders; and 3. Working with legal counsel to maximize the value of PAID's IP for shareholders . May 22, 2013 ©Paid, Inc. 2013 - All rights reserved. 5

May 22, 2013 ©Paid, Inc. 2013 - All rights reserved. 6 "MCN is thrilled to be teaming up with PAID, Inc.'s Celebrity Services division," said Lang Scott, president of MCN. "We have been thoroughly impressed with their operation and staff, and look forward to what our two companies can achieve together. PAID has a stellar reputation in the entertainment industry." Music City Networks is a web and digital media agency that provides a one - stop, integrated solution for connecting artists with their fans. In business since 2001, Music City Networks has executed digital strategies for many of the biggest names in the entertainment industry; Lady Antebellum, Eric Church, Stand Up to Cancer, Aerosmith, to name a few. SERVICES Websites Digital Strategy E - commerce Mobile Apps Merchandise Webstores Fan Clubs Digital Downloads Ticketing

MCN Infrastructure MCN, much like PAID, believes in providing the best support and service for their clients. MCN has put their website infrastructure in the Amazon Cloud. This provides the scalability and growth for MCN and PAID. With thousands of concurrent users checking out, buying tickets, or searching for their favorite artists’ tour information, uptime and deliverability are essential. May 22, 2013 ©Paid, Inc. 2013 - All rights reserved. 7 • Dynamic Data Management • Persistent Shopping Cart • Fraud Management • Secure 128 Bit SSL • Real - Time Credit Card Processing • Dynamic Content Management • International Order Processing • Strike - Through Sale Pricing & Handling • Promotion Management • Patented Shipping Calculator

Intellectual Property Summary May 22, 2013 ©Paid, Inc. 2013 - All rights reserved. 8 Patents: # 7,324,968, # 7,930,237, # 8,352,357 Method and system for Online Shipping Calculator • Methods and systems for improving auction - based online commerce are provided, including methods and systems for facilitating advance, rapid, accurate estimation of shipping costs between a seller and the winner of an online auction. • Methods and systems include an application for facilitating seller estimation of shipping costs, including various components of shipping costs, and for providing to the buyer a shipping estimate based on the circumstances of the buyer and the auction.

Intellectual Property Summary (Cont’d) May 22, 2013 ©Paid, Inc. 2013 - All rights reserved. 9 Participants in auctions face certain difficulties: • Determining the actual cost of the item to the buyer, because the actual cost includes not only the price of the item, but also any shipping, handling, taxes, insurance, VAT Tax or other costs. • Sellers offer various promotions, such as free shipping, flat rate shipping, discounts and promotions, which can be very costly to the seller. • A need exists for buyers and sellers on multi - vendor platforms to have access to better information in advance about the real shipping costs for products. • The shipping calculator expedites the checkout process, eliminates overhead costs, and provides a faster delivery of the items purchased, while reducing shopping cart abandonment.

Patent Portfolio • Patent # 7,324,968, – Method and system for improved online auction • Application Filed – March 25, 2002 • Patent Granted – January 29, 2008 • This patent relates to the real - time calculation of shipping costs for items purchased online, including using a zip code as a destination locator. • Patent # 7,930,237, – Continuation Patent for Method and system for improved online auction • Patent Granted – April 19, 2011 • This patent continues with real - time calculation of shipping, but also facilitates rapid and accurate estimation of shipping costs across multiple shipping carriers. • Patent # 8,352,357, - Continuation Patent for Method and system for improved online auction • Patent Granted – January 8, 2013 • This patent enhances the portfolio by including shipping calculation with taxes, and enhanced shipping promotions. May 22, 2013 ©Paid, Inc. 2013 - All rights reserved. 10

eCommerce Activity May 22, 2013 ©Paid, Inc. 2013 - All rights reserved. 11 Important U.S. Stats • U.S. Consumers will spend $327 b illion online in 2016, up from $226 billion in 2012. By Forrester Research • 192 million U.S. consumers will shop online in 2016, up 15% from 167 million in 2012. By Forrester Research Global E - Commerce Tops $1 Trillion in 2012 According to data research aggregator eMarketer

Selected Financials Balance Sheet Q1 - 2013 FY 2012 Cash & Investments $1,470,000 $1,576,000 Total Assets $3,958,000 $4,232,000 Total Liabilities $2,394,000 $2,546,000 Total Equity $1,564,000 $ 1,686,000 May 22, 2013 ©Paid, Inc. 2013 - All rights reserved. 12 Income Statement Q1 - 2013 FY 2012 Revenue $932,000 $13,968,000 Net (LOSS) ($202,000) ($4,146,000)

We are fully committed and focused on the monetization of our patent portfolio with our IP partners; Hunton and Williams LLP May 22, 2013 ©Paid, Inc. 2013 - All rights reserved. 13